Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Numbers 333-33-60150, 33-51781, 33-61693, 333-1899, 333-17121, 333-45105, 333-76187, 33-46549, 33-56287) of our report dated March 24, 2006, relating to the financial statements and financial statement schedule of Union Tank Car Company and its subsidiaries appearing in this Annual Report on Form 10-K of Union Tank Car Company for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Chicago, Illinois

March 31, 2006